Exhibit 99.1

Bradley Pharmaceuticals, Inc. (NYSE: BDY) was founded in 1985 as a specialty pharmaceutical company and markets to niche physician specialties in the U.S. and 38 international markets. Bradley’s success is based on the strategy of Acquire, Enhance and Grow. Bradley Acquires non-strategic brands, Enhances these brands with line extensions and improved formulations and Grows the products through promotion, advertising and selling activities to optimize life cycle management. Bradley Pharmaceuticals is comprised of Doak Dermatologics, specializing in topical therapies for dermatology and podiatry, and Kenwood Therapeutics, providing gastroenterology, respiratory and other internal medicine brands.

Important announcement:

Daniel Glassman will present at the Raymond James & Associates 27th Annual Institutional Investors Conference, Hyatt Regency Grand Cypress in Orlando, FL, March 5-8th, 2006.

Daniel Glassman will present at the Banc of America Securities LLC, Health Care Conference 2006, to be held at The Four Seasons Hotel in Las Vegas, NV, May 16-18th, 2006.

Please visit Bradley Pharmaceuticals web site at: www.bradpharm.com

Bradley Pharmaceuticals common stock is listed on the NYSE under the symbol BDY.

For Immediate Release	Contact:	Anthony Griffo
Investor Relations
Bradley Pharmaceuticals, Inc.
973-882-1505, ext. 313

BRADLEY PHARMACEUTICALS ENTERS INTO DOXYCYCLINE
MONOHYDRATE AUTHORIZED GENERIC LICENSING
AGREEMENT WITH PAR PHARMACEUTICALS

Fairfield, NJ – December 14, 2005 – BRADLEY PHARMACEUTICALS, INC. (NYSE: BDY) today announced that the Company has entered into a Licensing and Distribution Agreement with Par Pharmaceuticals Companies, Inc. (NYSE:PRX). Pursuant to this Agreement, Bradley has granted Par a license to be Bradley’s exclusive distributor throughout the United States of Bradley’s authorized generic version of the 50mg and 100mg strengths of ADOXA® doxycycline monohydrate tablets, an antibiotic therapy primarily used for the adjunctive treatment of severe acne. Par has begun to actively market ADOXA® tablets in those strengths and has informed Bradley that they will ship product upon receipt of orders.

Bradley President and CEO, Daniel Glassman, stated, “Bradley has enjoyed a long-standing relationship with Par Pharmaceuticals, and we have great confidence in Par and its staff. Bradley Management believes that Par has the experience and reputation to be a major competitor in the doxycycline monohydrate generic market. Bradley’s Doak Dermatologics subsidiary will continue to actively market ADOXA® in the 75mg and 150mg strengths, available as ADOXA® Pak™ 1/75 and ADOXA® Pak™ 1/150, as well as the 100mg strength in a convenient ADOXA® Pak™ 1/100 and ADOXA® Pak™ 2/100, packaging designed to enhance patient compliance and physician ease in prescribing.”

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by Bradley of new products and market acceptance of Bradley’s products. Forward-looking statements are based on Bradley’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control. These risks and uncertainties include Bradley’s ability to comply with the restrictive covenants under its credit facility; ability to access the capital markets on attractive terms or at all; ability to favorably resolve the pending SEC informal inquiry and file required financial statements with the SEC, maintain sales of its products, successfully acquire, develop, integrate, or sell new products or effectively react to other risks and uncertainties described from time to time in Bradley’s SEC filings, such as fluctuation of quarterly financial results, estimation of product returns, chargebacks, rebates and allowances, concentration of customers, reliance on third party manufacturers and suppliers, litigation or other proceedings (including the pending class action lawsuits), government regulation and stock price volatility. Further, Bradley cannot accurately predict the impact on its business of the approval, introduction, or expansion by competitors of generic or therapeutically equivalent or comparable versions of Bradley’s products or of any other competing products.  In addition, actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.